UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Blvd., Austin, Texas	78727
(Address of principal executive offices)	(Zip Code)

(512) 219-8020

Registrant’s Telephone Number, Including Area Code

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

This is a supplement to the proxy statement, dated May 20, 2021 (the “definitive proxy statement”), of Luminex Corporation (“Luminex” or the “Company”) that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders (the “Special Meeting”) to be held on June 21, 2021, at 10:00 a.m. at 12212 Technology Boulevard, Austin, Texas 78727. The purpose of the Special Meeting is to consider and vote upon the following proposals: (i) a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of April 11, 2021 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among the Company, DiaSorin S.p.A., a società per azioni organized under the laws of the Republic of Italy (“Parent”) and Diagonal Subsidiary Inc., a Delaware corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”) and approve the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent; (ii) a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the definitive proxy statement is provided to Company stockholders a reasonable amount of time in advance of the Special Meeting, or to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal; and (iii) a proposal (the “Compensation Proposal”) to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. The Company’s board of directors (the “Board of Directors”) previously established May 14, 2021 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof.

After careful consideration, the Board of Directors has (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger, and (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption. The Board of Directors made its determination after consultation with its legal and financial advisors and consideration of a number of factors as described in the definitive proxy statement. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE ADJOURNMENT PROPOSAL AND “FOR” THE COMPENSATION PROPOSAL.

Litigation relating to the Merger

In connection with the Merger Agreement and the transactions contemplated thereby, the following lawsuits have been filed against the Company: (i) a lawsuit captioned Wang v. Luminex Corporation, et al., filed on May 10, 2021, in the United States District Court for the District of Delaware, (ii) a lawsuit captioned Ciccotelli v. Luminex Corporation, et al., filed on May 14, 2021, in the United States District Court for the District of Delaware, (iii) a lawsuit captioned Browning v. Luminex Corporation, et al., filed on May 17, 2021, in the United States District Court for the Eastern District of New York, (iv) a lawsuit captioned Kathleen Finger v. Luminex Corporation, et al., filed on June 7, 2021, in the United States District Court for the Northern District of California, (v) a lawsuit captioned Marcey Curtis v. Luminex Corporation, et al., filed on June 8, 2021, in the United States District Court for the District of Delaware, and (vi) a lawsuit captioned Matthew Hopkins v. Luminex Corporation, et al., filed on June 9, 2021, in the United States District Court for the Eastern District of Pennsylvania. The complaints, which also name as defendants the members of the Company’s Board of Directors, are similar and variously allege, among other things, that the Company’s preliminary proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2021 (the “preliminary proxy statement”) or definitive proxy statement, filed with the SEC on May 20, 2021, contain materially incomplete and misleading information concerning the Company’s financial forecasts and financial analyses, violations of Section 14(a) and 20(a) of the Exchange Act and SEC Rule 14a-9 arising out of the filing of the preliminary proxy statement or definitive proxy statement, and requests for details of employment and retention-related discussions and negotiations. The complaints generally seek to enjoin the Company from proceeding with or consummating the proposed transaction and, in some cases, seek to recover damages in the event the proposed transaction is consummated.

The Company and the other defendants named in the merger litigation believe that the claims asserted in the merger litigation are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the merger litigation delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the definitive proxy statement as described in this communication. Nothing in the definitive proxy statement or in this communication shall be deemed an admission by the Company or any such other defendants or any other person or entity of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and such other defendants deny all liability with respect to the facts and claims alleged in the merger litigation and specifically deny all allegations that any additional disclosure was or is required.

Supplemental Disclosures

The Company is providing certain additional disclosures that are supplemental to those contained in the definitive proxy statement previously mailed to you. This supplemental information should be read in conjunction with the definitive proxy statement, which we urge you to read in its entirety. As noted above, none of the defendants have admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing. To the extent that information herein differs from or updates information contained in the definitive proxy statement, the information contained herein supersedes the information contained in the definitive proxy statement previously mailed to you. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement. The disclosures appear below the appropriate section headings that correspond to the sections in the definitive proxy statement. Page numbers used herein are with reference to the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on Form DEFM 14A on May 20, 2021 and available free of charge at the SEC’s web site, www.sec.gov. Paragraph references used herein refer to the definitive proxy statement prior to any additions or deletions resulting from the supplemental disclosures. Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law, the Company makes the following additional disclosures:

1. The section beginning on page 45 entitled “The Merger—Opinion of the Company’s Financial Advisor—Additional Information—Equity Research Analyst Price Targets” of the definitive proxy statement is hereby amended as follows:

The fourth full paragraph on page 45 is hereby amended and restated as follows:

Equity Research Analyst Price Targets. Perella Weinberg reviewed and analyzed the following recent publicly available research analyst undiscounted price targets and ratings for the Common Stock prepared and published by equity research analysts as of April 9, 2021:

Analyst	Price Target	Date	Rating
BTIG	$48.00	2/9/21	Buy
Piper Sandler	$38.00	2/16/21	Buy
Jefferies	$32.00	2/25/21	Hold
J.P. Morgan	$22.00	2/9/21	Sell

Perella Weinberg did not exclude the most recent report published by any analyst since January 1, 2021 from its analysis. Perella Weinberg noted that the range of recent equity analyst undiscounted price targets for the Common Stock ranged from a low of $22.00 to a high of $48.00 per share, with a median price target of $35.00 per share.

2. The section beginning on page 45 entitled “The Merger—Opinion of the Company’s Financial Advisor—Miscellaneous” of the definitive proxy statement is hereby amended as follows:

The second sentence of the fourth paragraph on page 46 is hereby amended and restated as follows (the additional language is underlined):

In the past two years, Perella Weinberg and its affiliates have provided investment banking and other financial services to the Company and its affiliates unrelated to the Merger, for which they have received approximately $3.25 million in compensation in connection with serving as capital markets advisor to the Company in connection with a private placement of $260 million of convertible notes in May 2020.

Forward-looking statements

This communication, and the documents to which the Company refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss the Company’s future expectations or state other forward-looking information and may involve known and unknown risks over which the Company has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) risks regarding the failure to obtain the necessary financing to complete the Merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2021 and the definitive proxy statement. Except as required by applicable law or regulation, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

On May 20, 2021, in connection with the Merger, the Company prepared and filed with the SEC a definitive proxy statement for the Company’s stockholders in connection with the transactions contemplated by the Merger Agreement. The proxy statement has also been mailed to the Company’s stockholders of record on the record date. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement and other relevant materials in connection with the Merger, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website luminexcorp.com or by writing to the Company’s Secretary at 12212 Technology Blvd., Austin, Texas 78727.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on March 31, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with SEC in connection with the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer, Senior Vice President of Finance (Principal Financial Officer)

Date: June 11, 2021